United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

Not Applicable

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THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2006

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of The Providence Service Corporation (the “Company”) will be held at the Hacienda Del Sol Guest Ranch Resort, 5601 N. Hacienda Del Sol Road, Tucson, Arizona 85718, at 9:00 a.m. (local time) on May 25, 2006. The Annual Meeting is being held for the following purposes:

1. To elect two Class 3 directors to each serve for a three year term until the 2009 annual meeting of stockholders and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement;

2. To consider and vote upon a proposal to approve the Company’s 2006 Long-Term Incentive Plan, as more fully described in the accompanying Proxy Statement;

3. To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

Only stockholders of record of the Company’s common stock, par value $0.001 per share, as shown by the transfer books of the Company, at the close of business on April 5, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose or by voting via the Internet or by telephone. Instructions on how to vote by the Internet or by telephone are included in the accompanying Proxy Statement

By Order of the Board of Directors

/s/ Fletcher Jay McCusker
Fletcher Jay McCusker
Chief Executive Officer and
Chairman of the Board of Directors

April 24, 2006

Tucson, Arizona

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. SEE “VOTING PROCEDURES” IN THE ACCOMPANYING PROXY STATEMENT FOR FURTHER DETAILS. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

THE PROVIDENCE SERVICE CORPORATION

5524 East Fourth Street

Tucson, Arizona 85711

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of The Providence Service Corporation, a Delaware corporation (“Providence” or the “Company”), for use at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Hacienda Del Sol Guest Ranch Resort, 5601 N. Hacienda Del Sol Road, Tucson, Arizona 85718, at 9:00 a.m. (local time) on May 25, 2006, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors’ proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy are first being mailed to Company stockholders on or about April 24, 2006.

Only stockholders of record, as shown on the transfer books of the Company, at the close of business on April 5, 2006 (“Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the Record Date, there were 9,782,924 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights.

Sending in a signed proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

The principal executive offices of the Company are located at 5524 East Fourth Street, Tucson, Arizona 85711, and the telephone number of the Company is (520) 747-6600.

VOTING PROCEDURES

The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

A stockholder is entitled to cast one vote for each share held of record on the Record Date on all matters to be considered at the Annual Meeting. The two nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected. Approval of any other proposal will require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes (i.e., when a nominee holding shares of Common Stock cannot vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the election of directors. Abstentions, but not broker non-votes, on any other proposal will have the same legal effect as votes against the proposal. Broker non-votes will not count as votes against any proposal at the Annual Meeting. Cumulative voting is not permitted.

Voting by Mail. To vote by mail, please sign and date the enclosed proxy card and return it to the Company as soon as possible in the enclosed envelope. Properly executed proxies that are received in time and not subsequently revoked will be voted as instructed on the proxies. If you vote by Internet or by telephone as described below, you need not also mail a proxy to the Company.

Voting by Internet or Telephone. If you are a registered stockholder (that is, if your stock is registered in your name), you may also vote by Internet or telephone by following the instructions included with your proxy card. The deadline for registered stockholders to vote by the Internet or telephone is 11:59 p.m., Eastern Standard Time, on May 24, 2006. You are encouraged to vote electronically by Internet or telephone.

Set forth below is a summary of these two voting methods which registered stockholders may utilize to submit their votes.

Vote by Internet www.proxyvote.com. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and then follow the directions given to obtain your records and create a voting instructions form.

Vote by Telephone 1-800-690-6903. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your Control Number(s) which is located on your proxy card and/or instruction card and then follow the directions given.

If you vote by Internet or telephone, you do not need to return your proxy card. Please note that although there is no charge to you for voting by Internet or telephone, there may be costs associated therewith such as usage charges from Internet access providers and telephone companies. The Company does not cover these costs; they are solely your responsibility.

If your shares are held in “street name” (that is, if your stock is registered in the name of your broker or bank), please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by Internet or telephone.

Voting at the Meeting. You may vote in person at the Annual Meeting. Even if you plan to attend the meeting, you are encouraged to submit a proxy or vote by Internet or telephone to ensure that your vote is received and counted.

Changing or Revoking Your Vote. After voting, you may change your vote one or more times by completing and returning a new proxy to the Company, by voting again by Internet or telephone as described in this Proxy Statement, or by voting in person at the Annual Meeting. Only the last vote timely received by the Company will be counted. You may request a new proxy card from the Company’s Corporate Secretary. You may revoke a proxy before its exercise by filing written notice of revocation with the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711 before the Annual Meeting. In addition, if you are permitted to vote by Internet or telephone, as described above, you may change your vote electronically by Internet or telephone by following the procedures used to submit your initial vote. The last vote received chronologically will supersede any prior votes. The deadline for registered stockholders to change their vote by Internet or telephone is 11:59 p.m., Eastern Standard Time, on May 24, 2006.

Failure to Provide Voting Instructions. If you submit a signed proxy card or vote by Internet or telephone, but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

•	“for” the election of the nominees, Fletcher Jay McCusker and Kristi L. Meints, as Class 3 directors;

•	“for” the approval of the 2006 Long-Term Incentive Plan;

•	“for” ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm; and

•	with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of the Company.

Solicitation of Proxies. The entire cost of soliciting proxies, include the costs of preparing, assembling and mailing this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, officers, directors or employees of the Company may solicit proxies in person or by telephone, facsimile or similar means without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for sending proxy materials and the 2005 Annual Report to Stockholders to the beneficial owners of the shares they hold of record.

The Company is not presently aware of any matters that will be brought before the Annual Meeting, which are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, (ii) all directors of the Company and each nominee for director, (iii) all executive officers of the Company named in the “Summary Compensation Table” which follows and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his shares.

Name	No. of shares of Common Stock Beneficially Owned (1)	Percent of Voting Power of Common Stock (1)
Arbor Capital Management, LLC(2) One Financial Plaza 120 South Sixth Street Suite 1000 Minneapolis, MN 55402	609,100	6.2%
Century Capital Management, LLC(3) 100 Federal Street, Boston, MA 02110	646,269	6.6%
FMR Corp.(4) 82 Devonshire Street, Boston, MA 02109	717,400	7.3%
Michael N. Deitch(5)	55,000	*
William Boyd Dover(6)	38,572	*
Fred Furman (7)	123,000	1.3%
Fletcher Jay McCusker(8)	180,000	1.8%
Craig A. Norris(9)	65,000	*
Steven I. Geringer(10)	62,143	*
Hunter Hurst, III(11)	26,667	*
Kristi L. Meints(12)	51,429	*
Richard Singleton(13)	38,574	*
Warren S. Rustand(14)	20,000	*
All directors and executive officers as a group (12 persons)(15)	731,527	7.5%

*	Less than 1%.

(1)	The securities “beneficially owned” by an individual are determined as of the Record Date in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission (“SEC”). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 609,100 shares of Common Stock indirectly beneficially owned by Arbor Capital Management, LLC, an investment advisor. As a result of his position with and ownership in Arbor Capital Management, LLC, Rick D. Leggott may be deemed to indirectly beneficially own the 609,100 shares of Common Stock indirectly beneficially owned by Arbor Capital Management, LLC. This is based on the Schedule 13G/A filed with the SEC on February 3, 2006.

(3)	Includes 646,269 shares of Common Stock indirectly beneficially owned by Century Capital Management, LLC, a registered investment advisor. The shares are owned by various accounts managed by Century Capital Management, LLC. Those accounts have the right to receive, or the power to direct the receipt of, dividends from, and the proceeds from the sale of, such shares. This is based on the Schedule 13G filed with the SEC on February 9, 2006.

(4)	Includes 717,400 shares of Common Stock indirectly beneficially owned by FMR Corp., a registered investment advisor. The shares are owned by various accounts managed by FMR Corp. Those accounts have the right to receive, or the power to direct the receipt of, dividends from, and the proceeds from the sale of, such shares. This is based on the Schedule 13G filed with the SEC on February 14, 2006.

(5)	Represents shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(6)	Represents shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(7)	Represents shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(8)	Includes 100,000 shares of Common Stock, which have been pledged to Compass Bank as collateral on a loan. Includes 70,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date. Includes 10,000 shares of Common Stock held by the McCusker Family Trust U/A as to which Mr. McCusker serves as a trustee. Does not include 17,450 shares of Common Stock held by The Fletcher J. McCusker GRAT for the benefit of Mr. McCusker’s son, as to which Mr. McCusker disclaims beneficial ownership.

(9)	Represents shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(10)	Includes 32,143 shares of Common Stock held by the Geringer Family Trust. Mr. Geringer shares voting and investment power over the securities held by the Geringer Family Trust. Includes 30,000 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(11)	Represents shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(12)	Represents shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(13)	Represents shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(14)	Represents shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date.

(15)	Includes 568,719 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of the Record Date, 100,000 shares of Common Stock that have been pledged to Compass Bank as collateral on a loan, 10,000 shares of Common Stock held by the McCusker Family Trust U/A as to which Mr. McCusker serves as a trustee and 32,143 shares of Common Stock held by the Geringer Family Trust.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors is responsible for the business and affairs of the Company. The Company’s Second Amended and Restated Certificate of Incorporation provides that the number of directors be between five and eleven as determined by the Board of Directors. The Board of Directors is comprised of six directors and is divided into three classes equal in size, serving staggered three year terms. Each class must be as nearly equal in size as possible. At each annual meeting of stockholders the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The nominees have consented to being named in the Proxy Statement and to serve if elected. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The Board of Directors proposes the election of the following nominees as Class 3 directors: Fletcher Jay McCusker and Kristi L. Meints.

The director nominees were nominated by the Company’s Nominating and Corporate Governance Committee, which nominations were confirmed by the Board of Directors.

If elected, each nominee is expected to serve until the 2009 annual meeting of stockholders or his successor is duly elected and qualified. The two nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Mr. McCusker and Ms. Meints are presently directors of the Company.

Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other persons as the Company’s Board of Directors may recommend in the place of such nominee to fill the vacancy. Information regarding the two nominees is set forth below.

The Board of Directors recommends that the stockholders elect the nominees named below as directors of the Company for the ensuing term.

The following table sets forth certain information with respect to the current directors and director nominees.

Name	Age	Class	Term Expires
Steven I. Geringer (2)(3)	60	1	2007
Hunter Hurst, III (1)(2)(3)	67	1	2007
Fletcher Jay McCusker (4)	56	3	2006
Kristi L. Meints (1)(4)	51	3	2006
Warren S. Rustand (1)(3)	63	2	2008
Richard Singleton (1)(2)	70	2	2008

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Corporate Governance Committee.

(4)	Director Nominee.

There are no other nominees for director known to the Company at this time. There are no family relationships among the current directors or executive officers of the Company.

The following is a brief summary of the background of each director and director nominee:

Steven I. Geringer has served as our director since March 2002 and chairperson of the compensation committee of our board of directors since May 2005 and has been a private investor since 1996. Mr. Geringer has thirty years of experience in the health care industry including senior management positions and directorships at publicly-traded and privately-held companies involved in hospital management, managed care, pharmaceutical benefits management and distribution, medical devices, and children’s social services programs. He served as president and chief executive officer of PCS Health Systems, Inc., one of the nation’s largest providers of managed pharmaceutical services to managed care organizations and health insurers, from June 1995 until June 1996, during which time PCS was acquired by Eli Lilly & Company. He also served as PCS’ president and chief operating officer from May 1993 until PCS’ then-parent, McKesson Corporation, acquired Clinical Pharmaceuticals, Inc., a company of which Mr. Geringer was a founder, chairman and chief executive officer. Mr. Geringer also serves as a director of Amsurg Corp., (AMSG) a Nasdaq listed ambulatory surgery center company, and chairman of its compensation committee and a member of its nominating and corporate governance committee. Mr. Geringer is also chairman of the board and director of Qualifacts Systems, Inc., a specialized health care information technology provider. Mr. Geringer received a bachelor’s degree in economics from The Wharton School of the University of Pennsylvania in 1968.

Hunter Hurst, III has served as our director since in December 1996 and chairperson of the nominating and corporate governance committee of our board of directors since May 2005. Since 1973, Mr. Hurst has served as Director of the National Center for Juvenile Justice, a national juvenile justice research and resource center. He has directed over thirty applied research studies and has authored numerous publications relating to juvenile issues. He received his bachelor’s degree in psychology and master’s degree in social work from Louisiana State University in 1960 and 1965, respectively.

Fletcher Jay McCusker has served as our chairman of the board of directors and chief executive officer since our company was founded in December 1996. Prior to founding our company, Mr. McCusker served as executive vice president of Youth Services International, Inc. (YSII), a Nasdaq listed company that provided private institutional care for at-risk youth, from July 1995 until December 1996. From September 1992 until July 1995, he served as chief executive officer of Introspect Healthcare Corporation, a large multi-state behavioral health provider. In 1983, Mr. McCusker co-founded a mental health care company, Century Healthcare, which was sold to New York Stock Exchange listed Columbia Healthcare in 1992. Mr. McCusker received a bachelor’s degree in rehabilitation from the University of Arizona in 1974 and completed the public programs graduate program without a terminal degree at Arizona State University in 1982.

Kristi L. Meints has served as our director and chairperson of the audit committee of our board of directors since August 2003. Since January 2005 and from August 1999 until September 2003, she has served as the chief financial officer of Chicago Systems Group, Inc., a technology consulting firm based in Chicago, Illinois. From October 2003 through December 2004, she served as chief financial officer of Peter Rabbit Farms, a carrot and vegetable farming business in Southern California. From January 1998 until August 1999, she was interim chief financial officer for Cordon Corporation, a start-up services company. Ms. Meints was group finance director for Avery Dennison Corporation (AVY), a New York Stock Exchange listed company that is a multi-national manufacturer of consumer and industrial products, from March 1996 until December 1997. From February 1977 until June 1995, she held a variety of financial positions at SmithKline Beecham Corporation, including as director of finance, worldwide manufacturing animal health products; and as manager of accounting and budgets for Norden Laboratories, Inc., one of its wholly owned subsidiaries. She received a bachelor’s degree in accounting from Wayne State College in 1975 and a master’s degree in business administration from the University of Nebraska in 1984.

Warren S. Rustand has served as our director since May 2005. Since September 2001, Mr. Rustand has served as the chief executive officer of Summit Capital Consulting, Inc., which specializes in the development of small to mid-size companies by structuring financial and human capital resources for them. He has also been a strategic partner in Harlingwood Partners, LP, a $200 million private fund focused on leveraged build-ups and consolidations in a variety of industries ranging from business services outsourcing to healthcare and manufacturing, since December 1998. Additionally, Mr. Rustand has had a long term interest in public policy, and in 1973, was selected as a White House Fellow. During his fellowship, he served in various positions such as special assistant to the Secretary of Commerce and special assistant to the Vice President. In addition, from 1974 to 1976, he served as the appointments secretary to the President. Mr. Rustand serves as a director of TLC Vision Corporation (TLCV), a

Nasdaq listed eye-care services company, and the chairman of its audit committee. He received his bachelor’s and master’s degrees in political science from the University of Arizona in 1965 and 1972, respectively.

Richard Singleton has served as our director since March 1998. Colonel Singleton is a retired United States Army colonel. Colonel Singleton was one of the founders of Youth Services International, Inc. (YSII), a Nasdaq listed company that provides private institutional care for at-risk youth, in July 1993. He served as a superintendent of Boys School for the Department of Juvenile Justice State of Florida from June 1999 to July 2004. From January 1999 until June 1999, Colonel Singleton was a regional director of operations for Three Springs, Inc., located in Huntsville, Alabama, where he was responsible for the overall operations and management of juvenile justice facilities in the State of Georgia. Colonel Singleton received a bachelor’s degree in education from the South Carolina State University in 1958 and a master’s degree in public administration from the University of Missouri in 1972.

Independence of the Board of Directors

The Board of Directors has determined that the following directors, constituting a majority of the members of the Board of Directors, are independent as defined in the applicable listing standards of the Nasdaq National Market: Steven I. Geringer, Hunter Hurst, III, Kristi L. Meints, Warren S. Rustand and Richard Singleton.

Communication with the Board of Directors

Stockholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to an individual director or to the Company’s Board of Directors, c/o Michael N. Deitch, Corporate Secretary, The Providence Service Corporation, 5524 East Fourth Street, Tucson, Arizona 85711. In the letter, the stockholder must identify him or herself as a stockholder. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Company’s Board of Directors. All proper stockholder communications received by Mr. Deitch will be delivered to the Company’s Audit Committee Chairperson or to the director to which such correspondence is addressed.

Meetings of the Board of Directors and Committees

The Board of Directors held ten meetings during the 2005 fiscal year. The Audit Committee held eight meetings during the 2005 fiscal year. The Compensation Committee held four meetings during the 2005 fiscal year. The Nominating and Corporate Governance Committee held three meetings during the 2005 fiscal year. During fiscal 2005, none of the directors attended less than 75% of all of the meetings of the Board of Directors (held during the period for which he or she was a director) and the meetings of all committees of the Board of Directors on which such director served.

Attendance at Annual Meetings of Stockholders

The Board of Directors has an internal policy that all of the directors should attend the annual meeting of stockholders, absent exceptional cause. Five directors attended the 2005 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee is currently composed of Ms. Meints (Chairperson) and Messrs. Hurst, Rustand and Singleton. The Audit Committee is directly responsible for:

•	appointing, overseeing and compensating the work of the outside auditor;

•	reviewing the Company’s quarterly financial statements and earnings releases;

•	pre-approving all auditing services and permissible non-audit services provided by the Company’s outside auditor;

•	engaging in a dialogue with the outside auditor regarding relationships which may impact the independence of the outside auditor and being responsible for oversight of the independence of the outside auditor;

•	reviewing and approving the report of the Audit Committee to be filed with the SEC;

•	reviewing with the outside auditor the adequacy and effectiveness of the internal controls over financial reporting;

•	establishing procedures for the submission of complaints, including the submission by the Company’s employees of anonymous concerns regarding questionable accounting or auditing matters;

•	reviewing with the Company’s Chief Executive Officer and Chief Financial Officer any significant deficiencies in the design or operation of the Company’s internal controls and any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal controls; and

•	reviewing and assessing annually the adequacy of the Audit Committee Charter.

The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is on file with the SEC as Appendix A to the Company’s Proxy Statement filed on April 21, 2004.

The Board of Directors has determined that each member of the Audit Committee is independent as defined in applicable Nasdaq National Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that Ms. Meints is an “audit committee financial expert” as defined under Item 401 of Regulation S-K.

Compensation Committee

The Compensation Committee currently consists of Messrs. Geringer (Chairperson), Hurst and Singleton. The Compensation Committee is directly responsible for:

•	reviewing and determining annually the compensation of the Company’s Chief Executive Officer and other executive officers;

•	preparing an annual report on executive compensation for inclusion in the Company’s annual proxy statement for each annual meeting of stockholders in accordance with applicable SEC rules and regulations;

•	approving the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with executive officers;

•	approving compensation programs and grants involving the use of Common Stock and other equity securities; and

•	reviewing and assessing annually, the Compensation Committee’s performance and the adequacy of the Compensation Committee Charter.

In addition, the Compensation Committee administers the 2003 Stock Option Plan.

Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee currently consists of Messrs. Hurst (Chairperson), Geringer and Rustand. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	selecting the slate of nominees of directors to be proposed for election by the stockholders and recommending to the Board of Directors individuals to be considered by the Board of Directors to fill vacancies;

•	developing and implementing policies regarding corporate governance matters and recommending any desirable changes to such policies to the Board of Directors;

•	establishing criteria for selecting new directors; and

•	reviewing and assessing annually the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee Charter.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in applicable Nasdaq National Market listing standards. The Nominating and Corporate Governance Committee is governed by a written charter. The Nominating and Corporate Governance Committee charter is included herewith as Appendix B.

Director Nomination Process

Director Qualifications

Nominees for director will be selected on the basis of outstanding achievement in their careers and other factors including: broad experience; education; whether they are independent under applicable Nasdaq National Market listing standards and the SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; experience in the social services industry and knowledge about the issues affecting the social services industry; and willingness to devote adequate time to Board of Directors and committee duties. The proposed nominee should also be free of conflicts of interest that could prevent such nominee from acting in the best interest of the Company and its stockholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand the Company’s financial statements.

Director Nominee Selection Process

In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director’s service to the Company during the past term, including, but not limited to, the number of Board of Directors and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director’s independence, as well as any special qualifications required for membership on any committees on which such director serves. In the case of a new director candidate, the selection process for director candidates includes the following steps:

•	identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from stockholders;

•	possible engagement of a director search firm;

•	interviews of candidates by the Nominating and Corporate Governance Committee;

•	reports to the Board of Directors by the Nominating and Corporate Governance Committee on the selection process;

•	recommendations by the Nominating and Corporate Governance Committee; and

•	formal nominations by the Board of Directors for inclusion in the slate of directors at the annual meeting.

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for director candidates. Director candidates recommended by stockholders are given the same consideration as candidates suggested by directors and executive officers. The Nominating and Corporate Governance Committee has the sole authority to select, or to recommend to the Board of Directors, the nominees to be considered for election as a director. The officer presiding over the stockholders meeting, in such officer’s sole and absolute discretion, may reject any nomination not made in accordance with the procedures outlined in this Proxy Statement and the Company’s amended and restated bylaws. Under the Company’s amended and restated bylaws, a stockholder who desires to nominate directors for election at the Company’s stockholders meeting must comply with the procedures summarized below. The Company’s bylaws are available, at no cost, at the SEC’s website, www.sec.gov, as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC in June 2004 or upon the stockholder’s written request directed to the Corporate Secretary at the address given below. See “–Stockholder Nominations” below for a description of the procedures that must be followed to nominate a director.

Stockholder Nominations

According to the Company’s amended and restated bylaws, nominations by stockholders for directors to be elected at a meeting of stockholders which have not previously been approved by the Board of Directors must be submitted to the Secretary of the Corporation at 5524 East Fourth Street, Tucson, Arizona 85711 in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, at 5524 East Fourth Street, Tucson, Arizona 85711, not later than (i) the latest date upon which stockholder proposals must be submitted to the Company for inclusion in the Company’s proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, 30 days prior to the printing of the Company’s proxy materials with respect to such meeting or if no proxy materials are being distributed to stockholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders. Each nomination is required to set forth:

•	the name and address of the stockholder making the nomination and the person or persons nominated;

•	a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated;

•	a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder;

•	such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors; and

•	the consent of each nominee to serve as a director of the Company if so elected.

All nominations that are late will be rejected by the Company.

Audit Committee Report

The Audit Committee of the Board of Directors consists of Messrs. Hurst, Rustand and Singleton and Ms. Meints. Ms. Meints is the Chairperson of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is on file with the SEC as Appendix A to the Company’s Proxy Statement filed on April 21, 2004.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. The Audit Committee has also reviewed and discussed with McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, its attestation report on management’s assessment of internal control over financial reporting and its review and report on the Company’s control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The Audit Committee has reviewed and discussed with management and McGladrey & Pullen, LLP the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2005. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The Audit Committee also discussed with representatives of McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards 61, as amended, “Communication with Audit Committees.”

The Audit Committee received the written disclosures and the confirming letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with McGladrey & Pullen, LLP its independence from the Company.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which was filed with the SEC on March 16, 2006.

The Audit Committee

Kristi L. Meints (Chairperson)	Hunter Hurst, III	Warren Rustand

Richard Singleton

Compensation of Directors

As compensation for their service as directors of the Company, each non-employee member of the Board of Directors receives a $10,000 annual stipend, except for the Audit Committee Chair who receives a $28,800 annual stipend. Payment of the annual stipends is made on a quarterly basis following each quarter of service. Additionally, each non-employee member of the Board of Directors receives $3,500 for each Board of Directors meeting attended in person, $1,000 for each telephonic meeting of the Board of Directors participated in, and $1,000 for each committee meeting attended or participated in by telephone of which such non-employee member of the Board of Directors is a member that is not held the same day as a Board of Directors meeting, except that the Audit Committee Chair receives $2,500 for each Audit Committee meeting attended or participated in by telephone that is not held the same day as a Board of Directors meeting.

In 2005, Messrs. Geringer, Hurst, Rustand and Singleton and Ms. Meints received $18,500, $32,500, $24,500 and $32,500 and $55,600, respectively, for attending at committee meetings and meetings of the Board of Directors. Additionally, members of the Board of Directors are reimbursed for reasonable expenses incurred in connection with attending meetings of the Board of Directors and of committees of the Board of Directors.

In addition, each non-employee member then serving on the first business day of each January receives a ten year option to purchase 10,000 shares of Common Stock under the Company’s 2003 Stock Option Plan with an exercise price equal to the closing market price of Common Stock on the date of grant. For services to be rendered in 2006, each non-employee director was awarded an option to purchase 10,000 shares of Common Stock on December 6, 2005 under the Company’s 2003 Stock Option Plan in lieu of receiving the award in January 2006. On December 29, 2005 the vesting of all unvested options then outstanding, including those options awarded to non-employee directors, were accelerated.

The following table sets forth the number of options to purchase shares of Common Stock each non-employee director had as of April 17, 2006 and the associated exercise price.

	Number of stock option shares
Exercise Price	Steve Geringer	Hunter Hurst III	Kristi Meints	Warren Rustand	Richard Singleton
$3.50	—	—	—	—	2,858
$4.73	—	—	—	—	4,287
$7.00	—	—	1,429	—	1,429
$17.13	10,000	—	10,000	—	10,000
$20.30	10,000	—	30,000	—	10,000
$24.08	—	—	—	10,000	—
$28.47	10,000	10,000	10,000	10,000	10,000

Total	30,000	10,000	51,429	20,000	38,574

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than ten percent beneficial stockholders complied with applicable Section 16(a) requirements during the year ended December 31, 2005.

Executive Compensation

Compensation Committee Report

The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company, and is responsible for establishing executive compensation programs. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The members of the Compensation Committee of the Board of Directors during 2005 were Messrs. Geringer, Hurst and Singleton. Mr. Geringer is the Chairperson of the Compensation Committee

The policies of the Company’s executive compensation program are to:

1.	provide compensation that will attract and retain superior executive talent through a base salary, annual and quarterly incentive compensation and equity based compensation as more fully described below;

2.	support the achievement of the goals contained in the Company’s annual internal business plan by linking a portion of the executive officer’s compensation to the achievement of such goals; and

3.	enhance stockholder value by the use of equity based compensation to further align the interests of the executive officers with those of stockholders.

The Compensation Committee believes that its executive compensation program provides an overall level of compensation opportunity that is competitive to that offered within the Company’s industry. Actual compensation levels may be greater or less than competitive levels based on surveys that are reviewed by the Compensation Committee.

The Company’s executive compensation program is comprised of base salary, annual and quarterly incentive compensation, the executive benefit program consisting of salary continuation and supplemental retirement income, long term incentive compensation in the form of equity based compensation, group medical benefits and participation in the 401(k) plan. In determining the level of base salary, annual and quarterly incentive compensation and equity based compensation for executive officers, the Compensation Committee reviews the recommendations made by the Chief Executive Officer with respect to subordinate executive officers, reviews surveys of compensation data for comparable companies prepared by an independent consultant and uses its discretion to set compensation for individual executive officers, including the Chief Executive Officer, at levels where, in its judgment, external, internal or individual circumstances warrant.

Base Salary. Base salary levels for the Company’s executive officers are set competitively relative to companies in Providence’s industry and companies of comparable size in the United States. In determining salaries, the Compensation Committee also takes into account individual experience and performance of the executive officers and how it relates to the particular needs of the Company. Some executive officers are entitled to receive annual base salary under an employment agreement. All annual base salaries for executive officers are reviewed annually or more frequently as events or circumstances warrant as determined by the Compensation Committee.

Annual and Quarterly Incentive Compensation. Annual and quarterly incentive compensation may be awarded to executive officers, which may be in the form of cash bonuses. The purpose of such cash bonuses is to provide a direct financial incentive to the executives to achieve the annual and quarterly goals of the Company as set forth in the beginning of the year in the annual and quarterly plans. In 2005, the following measures were taken into consideration by the Compensation Committee in evaluating the payment of bonuses:

1.	performance of the Company in comparison to the Company’s budget for the fiscal year which is determined by the various divisional executive directors and approved by the Board of Directors at the beginning of the fiscal year;

2.	change in net income compared to the prior fiscal year; and

3.	individual performance.

If the Compensation Committee determined the Company did not achieve its objectives, no bonuses would be awarded.

Each executive was eligible to receive a bonus under the 2005 Annual Incentive Compensation Plan. The 2005 Annual Incentive Compensation Plan was designed as a team bonus and would have been triggered if the Company had met or exceeded its budgeted net income and earnings per share for fiscal 2005 (calculated after giving effect to any bonuses accrued under the 2005 Annual Incentive Compensation Plan and the Quarterly Incentive Bonus Plan). Individuals in the bonus team were eligible to receive a cash bonus as follows: (1) if net income and earnings per share would have exceeded budgeted target amounts by 1% to 5%, the cash bonus payable to each individual would have been 25% of the individual’s 2005 base salary; and (2) if net income and earnings per share would have exceeded budgeted target amounts by more than 5%, the cash bonus payable to each individual would have been 50% of the individual’s 2005 base salary. No bonuses were awarded to any executive in 2005 under this plan.

Each executive was eligible to receive a bonus under the Quarterly Incentive Bonus Plan. The Quarterly Incentive Bonus Plan was designed as a team bonus and was triggered if the Company met or exceeded its budgeted net income and earnings per share for each quarter during the Company’s fiscal year (calculated after giving effect to any bonuses accrued under the Quarterly Incentive Bonus Plan and the 2005 Annual Incentive Compensation Plan). Individuals in the bonus team were eligible to receive a cash bonus of $5,000 for each quarter the bonus was triggered under the Quarterly Incentive Bonus Plan. The total annual amount each individual of the bonus team was eligible to receive under the Quarterly Incentive Bonus Plan was $20,000. For 2005, each executive received $15,000 under this plan.

On March 13, 2006, the Board of Directors and Compensation Committee, upon consultation with an independent executive compensation consultant, approved an annual incentive compensation plan and quarterly incentive bonus plan for executives for the fiscal year 2006 in the same form as described above. In addition, to further align executive compensation with executive officer performance and enhance the Company’s overall performance and investment value, the Compensation Committee is evaluating alternative annual incentive compensation programs to award executives for achieving or exceeding the Company’s net income and earnings per share goals as approved by the Board of Directors for the fiscal year 2006. The alternative annual compensation programs under consideration may include cash bonuses based on a sliding scale measure of net income and earnings per share achievements as compared to the Company’s annual goals which are approved by the Board of Directors. The amount of any cash bonuses paid to executives may be based upon the level of performance achieved during the fiscal year, financial position of the Company, prevailing market rates in the Company’s industry, companies of comparable size and the Compensation Committee’s judgment of the executives’ individual performance.

Equity Based Compensation. The Compensation Committee used the 2003 Stock Option Plan as the Company’s long-term incentive plan for directors, executive officers, key employees and consultants. The objectives of the 2003 Stock Option Plan were to align the long-term interests of executive officers and stockholders by creating a direct link between executive compensation and stockholder return and to enable executives to develop and maintain a significant long-term equity interest in the Company. The 2003 Stock Option Plan authorized the Compensation Committee to award stock options to directors, officers, key employees and consultants. In general, under the 2003 Stock Option Plan, options were granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Awards were made at a level calculated to be competitive within the Company’s industry based on reviews of industry surveys. In 2005, stock options were awarded to Messrs. Deitch, Dover, Furman, McCusker and Norris. See “Option Grants in 2005.” As of December 31, 2005, there were 1,397,754 stock options awarded under the 2003 Stock Option Plan. On December 6, 2005, the Board of Directors, upon recommendation of the Compensation Committee, approved the acceleration of the vesting dates of all unvested stock options previously awarded to eligible employees, directors and consultants, including stock options granted to executives and non-employee directors, under 2003 Stock Option Plan, effective December 29, 2005; provided the option holder was actively an employee, director or consultant of the Company on December 29, 2005. No additional options are expected to be granted under this plan.

The Board of Directors, upon recommendation of the Compensation Committee, is seeking stockholder approval for the Company’s 2006 Long-Term Incentive Plan as more fully described under Proposal 2 of this Proxy Statement. If the 2006 Long-Term Incentive Compensation Plan is approved by the stockholders, it will replace the Company’s existing equity based compensation plans.

Discussion of 2005 Compensation for the Chief Executive Officer. In determining the compensation for Mr. McCusker, the Chief Executive Officer, the Compensation Committee considered his existing compensation arrangements, compensation levels of other social services companies and the compensation levels of companies of comparable size. For 2005, the Compensation Committee made the determination that the annual compensation for the Chief Executive Officer be $250,000 effective April 1, 2005.

On February 16, 2005 and December 6, 2005, the Compensation Committee awarded Mr. McCusker ten year options to purchase 50,000 and 20,000 shares of the Company’s Common Stock under the 2003 Stock Option Plan, respectively. These awards were granted to Mr. McCusker in accordance with the Compensation Committee’s methodology for awarding stock options to executives described above. These options have an exercise price equal to the market closing price of the Company’s Common Stock of $20.62 and $28.47 on the date of grant and were fully vested as of December 29, 2005 pursuant to the acceleration of vesting of all unvested stock options approved by the Board of Directors on December 6, 2005.

The Compensation Committee

Steven I. Geringer (Chairperson)	Hunter Hurst, III	Richard Singleton

Summary Compensation Table

The following table sets forth certain information with respect to compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 2005, 2004 and 2003 to (1) the Chief Executive Officer of the Company and (2) each of the four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2005 (the “Named Executive Officers”).

Name and Principal Position	Year		Annual Compensation			Long Term Compensation	All Other Compensation ($)(3)
			Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Securities Underlying Options (#)
Fletcher Jay McCusker Chairman and Chief Executive Officer	2005 2004 2003		$232,500 190,000 174,600	$15,000 20,000 15,000	— — —	70,000 — —	$27,336 27,448 26,399
William Boyd Dover President	2005 2004 2003		$182,708 165,000 152,500	$15,000 20,000 15,000	$43,700 24,800 —	30,000 — —	$9,032 8,981 7,642
Michael N. Deitch Chief Financial Officer, Vice President, Secretary and Treasurer	2005 2004 2003		$187,708 159,167 134,498	$15,000 20,000 15,000	— — —	45,000 20,000 10,000	$12,862 12,813 19,801
Fred D. Furman Executive Vice President and General Counsel	2005 2004 2003	(4)	$189,167 175,000 46,442	$15,000 20,000 —	$25,534 22,675 18,501	45,000 — 110,000	$8,506 8,477 1,201
Craig A. Norris Chief Operating Officer	2005 2004 2003		$194,167 175,833 147,667	$15,000 20,000 25,000	— — —	45,000 20,000 —	$12,671 10,904 8,286

(1)	Includes amounts deferred under the 401(k) plan.

(2)	Messrs. Dover and Furman work in states other than their primary state of residency. Included in other annual compensation for Messrs. Dover and Furman for the fiscal years ended December 31, 2005, 2004 and 2003 are payments for expenses of an aggregate of $68,500 and $35,414, respectively, related to the cost to maintain a secondary residency in the state of their employment. In addition, for Mr. Furman for the fiscal years ended December 31, 2005, 2004 and 2003, $29,053 related to transportation and $2,243 for other miscellaneous expenses.

(3)	The Company provides the Named Executive Officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. For Messrs. McCusker, Dover, Deitch, Furman and Norris, the Company also paid for the premiums of certain health and dental benefits for their family, which are not available to all salaried employees and are included in this column. The amounts in this column include the following:

•	Health and dental insurance premiums that the Company paid on behalf of Messrs. McCusker, Dover, Deitch, Furman and Norris in the following amounts for the fiscal year ended December 31, 2005, respectively: $12,463, $8,632, $12,462, $8,106 and $12,271.

•	Matching contributions by the Company under its retirement savings plan were made on behalf of Messrs. Dover, Deitch, Furman and Norris in the amount of $400 each for the fiscal year ended December 31, 2005.

•	Insurance premiums under an insurance plan that the Company provides for Mr. McCusker with coverage of up to $500,000. The Company paid $14,873 in premiums on this policy on behalf of Mr. McCusker in the fiscal year ended December 31, 2005.

(4)	Mr. Furman began his employment with the Company in September 2003. His compensation for 2003 reflects amounts he received from September 2003 through December 31, 2003.

Option Grants in 2005

The following table sets forth information concerning the number of stock options granted during 2005 to each of the Named Executive Officers.

Individual Grants
Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in 2005		Exercise Price Per Share		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
							5%		10%
Fletcher Jay McCusker	50,000 20,000	6.4 2.6	% %	$ $	20.62 28.47	2/16/15 12/6/15	$ $	648,390 358,093	$ $	1,643,149 907,477
William Boyd Dover	10,000 20,000	1.3 2.6	% %	$ $	20.62 28.47	2/16/15 12/6/15	$ $	129,678 358,093	$ $	328,630 907,477
Michael N. Deitch	25,000 20,000	3.2 2.6	% %	$ $	20.62 28.47	2/16/15 12/6/15	$ $	324,195 358,093	$ $	821,574 907,477
Fred D. Furman	25,000 20,000	3.2 2.6	% %	$ $	20.62 28.47	2/16/15 12/6/15	$ $	324,195 358,093	$ $	821,574 907,477
Craig A. Norris	25,000 20,000	3.2 2.6	% %	$ $	20.62 28.47	2/16/15 12/6/15	$ $	324,195 358,093	$ $	821,574 907,477

(1)	On December 6, 2005, the Board of the Company, upon recommendation of the Compensation Committee of the Board, approved the acceleration of the vesting dates of all unvested stock options previously awarded to eligible employees, directors and consultants, including stock options granted to the Named Executive Officers, under the Company’s 2003 Stock Option Plan, effective December 29, 2005. The options are 10 year options that would have vested one third on the grant date and one third on each of the first and second anniversary of the grant date prior to the acceleration of vesting of all unvested stock options outstanding at December 29, 2005. All other terms of the stock options remained the same.

(2)	Potential realizable value represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.

Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at December 31, 2005 held by the Named Executive Officers.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Fletcher Jay McCusker	—	—	70,000	—	$414,900	—
William Boyd Dover	—	—	38,572	—	$304,886	—
Michael N. Deitch	20,000	$264,466	55,000	—	$302,950	—
Fred D. Furman	32,000	$373,768	123,000	—	$1,407,950	—
Craig A. Norris	—	—	65,000	—	$395,250	—

(1)	Values for “in-the-money” options/SARs represent the positive spread between the respective exercise prices of outstanding options/SARs and the fiscal year-end value of the Common Stock at December 31, 2005, which was $28.79.

Equity Employee Benefit Plans

2003 Stock Option Plan. The purpose of the Company’s 2003 Stock Option Plan is to provide additional incentives to officers, other key employees, and directors of, and important consultants to the Company and each present or future parent or subsidiary corporation, by encouraging them to invest in shares of the Company’s Common Stock, and thereby acquire a proprietary interest in us and an increased personal interest in the Company’s continued success and progress.

The aggregate number of shares of Common Stock that may be issued under the 2003 Stock Option Plan is 1,400,000. Notwithstanding the foregoing, in the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or similar circumstances as determined by the Compensation Committee of the Board in its sole discretion, the aggregate number and kind of shares which may be issued under the 2003 Stock Option Plan shall be appropriately adjusted in a manner determined in the sole discretion of the Compensation Committee. Reacquired shares of Common Stock, as well as unissued shares, may be used for the purpose of the 2003 Stock Option Plan. The shares of Common Stock subject to options, which have terminated unexercised, either in whole or in part, shall be available for future option grants under the 2003 Stock Option Plan.

All of the Company’s officers, key employees, and officers and key employees of any present or future parent or subsidiary corporation are eligible to receive an option or options under the 2003 Stock Option Plan. All directors of, and important consultants to the Company and of any of the Company’s present or future parent or subsidiary corporations are also eligible to receive an option or options under the 2003 Stock Option Plan. No individual may receive options under the 2003 Stock Option Plan for more than 80% of the total number of shares of the Common Stock authorized for issuance under the 2003 Stock Option Plan. The individuals who receive an option or options shall be selected by the Board or the Compensation Committee of the Board. Currently, the Compensation Committee administers the 2003 Stock Option Plan and has delegated authority to Mr. McCusker, the Company’s Chief Executive Officer, to grant options to key employees and consultants, subject to limitations.

As of December 31, 2005, 1,397,754 stock options had been awarded under the 2003 Stock Option Plan. As of March 10, 2006, stock options for an aggregate of 1,397,754 shares were awarded under the 2003 Stock Option Plan of which options to purchase an aggregate of 425,000 shares were awarded to executive officers at exercise prices ranging from $13.38 to $28.47 per share and an aggregate of 163,333 shares were awarded to directors at exercise prices ranging from $17.13 to $28.47 per share. On December 6, 2005, the Board of the Company, upon recommendation of the Compensation Committee of the Board, approved the acceleration of the vesting dates of all unvested stock options previously awarded to eligible employees, directors and consultants, including stock options granted to the Named Executive Officers and non-employee directors, under the Company’s 2003 Stock Option Plan, effective December 29, 2005; provided the option holder was actively an employee, director or consultant of the Company on December 29, 2005. The options are 10 year options that would have vested one third on the grant date and one third on each of the first and second anniversary of the grant date prior to the acceleration of vesting of all unvested stock options outstanding at December 29, 2005. All other terms of the stock options previously awarded remained the same as set forth in the stock option agreement, a form of which is on file with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Form 10-Q for the quarterly period ended June 30, 2005.

1997 Stock Option and Incentive Plan. The Company’s 1997 Stock Option and Incentive Plan adopted in 1997 authorized the issuance of 428,572 shares of Common Stock. As of December 31, 2005, 79,971 stock options had been awarded and outstanding under the 1997 Stock Option and Incentive Plan. No further awards may be granted under the 1997 Stock Option and Incentive Plan.

Employment Agreements

The Company entered into employment agreements, effective as of August 22, 2003, with the following named executive officers: Fletcher Jay McCusker, Chief Executive Officer; William Boyd Dover, President; Michael N. Deitch, Chief Financial Officer; and Craig A. Norris, Chief Operating Officer. Each of Messrs. McCusker, Dover, Norris and Deitch have employment agreements for a term of three years. Each employment agreement establishes, among other things, base salary levels at amounts designed to be competitive with executive positions at similarly situated companies. Under their employment agreements, Messrs. McCusker, Dover, Norris and Deitch were entitled to receive initial annual base salaries of $190,000, $165,000, $160,000 and $150,000, respectively. In fiscal 2004, the Compensation Committee increased the base salary of each of Messrs. Norris and Deitch to $180,000 and $170,000, respectively. The Compensation Committee approved an increase in the base salaries effective April 1, 2005, of Messrs. McCusker, Dover, Norris and Deitch to $250,000, $190,000, $200,000 and $195,000, respectively. Further, the Compensation Committee approved an increase in the base salaries effective April 1, 2006, of Messrs McCusker, Norris and Deitch to $300,000, $240,000 and $220,000, respectively. Generally, the annual base salaries are reviewed annually and may be modified by the Board or Compensation Committee. In addition to their base salaries, each executive is eligible to participate in any bonus plans or incentive compensation programs that the Company may establish from time to time. For fiscal 2005, Messrs. McCusker, Dover, Norris and Deitch each were awarded a bonus of $15,000 under the quarterly incentive bonus plan. No bonuses were granted under the annual incentive compensation plan.

Under the employment agreements with each of the executive officers, the Company may be obligated to make severance payments to the executive officers. Pursuant to the employment agreements, the Company may terminate the employment agreements for cause at any time and without cause upon 30 days written notice. Mr. McCusker may terminate his employment agreement for good reason, upon 60 days written notice, if his duties are substantially altered or reduced, his salary is reduced, he is relocated more than 150 miles from Tucson, Arizona, the Company materially breaches his agreement or there is a change in the majority of the Company’s incumbent directors. “Incumbent directors” means the Company’s directors as of August 22, 2003 and any subsequent director nominated or elected by two-thirds of the then existing incumbent directors. In addition, the other executive officers may terminate these employment agreements for good reason upon 30 days prior written notice if the Company materially breaches such employment agreements. If an executive officer’s employment is terminated by the Company without cause or if an executive officer terminates the agreement for good reason, the Company must pay the executive his or her base salary for a stated severance term; provided, however, that in order to receive the severance payment, the executive officer must sign a general release. Pursuant to the employment agreements, each of Messrs. McCusker, Dover, Norris and Deitch has a stated severance term of one year.

Each of the employment agreements contains restrictive covenants providing for the employee’s non-competition, non-solicitation/non-piracy and non-disclosure. The term of Mr. McCusker’s non-competition and non-solicitation covenants is two years. Messrs. Dover, Norris and Deitch have 18 month non-competition covenants and two year non-solicitation covenants.

Bonuses

Annual Incentive Compensation Plan

Each Named Executive Officer was eligible to receive a bonus under the 2005 Annual Incentive Compensation Plan. The 2005 Annual Incentive Compensation Plan was designed as a team bonus and would have been triggered if the Company had met or exceeded its budgeted net income and earnings per share for fiscal 2005 (calculated after giving effect to any bonuses accrued under the 2005 Annual Incentive Compensation Plan and the Quarterly Incentive Bonus Plan). Individuals in the bonus team were eligible to receive a cash bonus as follows: (1) if net income and earnings per share would have exceeded budgeted target amounts by 1% to 5%, the cash bonus payable to each individual would have been 25% of the individual’s 2005 base salary; and (2) if net income and earnings per share would have exceeded budgeted target amounts by more than 5%, the cash bonus payable to each individual would have been 50% of the individual’s 2005 base salary. No bonuses were awarded to any Named Executive Officer in 2005 under this plan.

Quarterly Incentive Bonus Plan

Each Named Executive Officer was eligible to receive a bonus under the Quarterly Incentive Bonus Plan. The Quarterly Incentive Bonus Plan was designed as a team bonus and is triggered if the Company meets or exceeds its budgeted net income and earnings per share for each quarter during the Company’s fiscal year (calculated after giving effect to any bonuses accrued under the Quarterly Incentive Bonus Plan and the 2005 Annual Incentive Compensation Plan). Individuals in the bonus team were eligible to receive a cash bonus of $5,000 for each quarter the bonus is triggered under the Quarterly Incentive Bonus Plan. The total annual amount each individual of the bonus team may receive under the Quarterly Incentive Bonus Plan is $20,000. For 2005, each Named Executive Officer received $15,000 under this plan.

Certain Relationships and Related Transactions

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Geringer, Hurst and Singleton. No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2005 was a current or former officer or employee or engaged in certain transactions with us, required to be disclosed by regulations of the SEC. There were no compensation committee “interlocks” during the fiscal year ended December 31, 2005, which generally means that none of the Company’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as the Company’s director or member of the Company’s Compensation Committee.

Transaction with Mr. McCusker, the Company’s Chief Executive Officer

Beginning in 2004, the Company began using a twin propeller KingAir airplane operated by Las Montanas Aviation, LLC for business travel purposes on an as needed basis. Las Montanas Aviation, LLC is owned by Mr. McCusker. The Company reimburses Las Montanas Aviation, LLC for the actual cost of use currently equal to $1,095 per flight hour. For the years ended December 31, 2004 and 2005, the Company reimbursed Las Montanas Aviation, LLC approximately $12,800 and $52,000, respectively, for use of the airplane for business travel purposes.

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return for the Company’s Common Stock, Nasdaq Health Index and Russell 2000 Index assuming an investment of $100 in each on August 19, 2003, the date the Company’s Common Stock began trading on the Nasdaq National Market.

Performance Graph Data Points		8/19/03	9/03	12/03
THE PROVIDENCE SERVICE CORP.		$100.00	$112.86	$116.64
NASDAQ HEALTH INDEX		100.00	102.96	112.10
RUSSELL 2000 INDEX		100.00	98.04	111.96

Performance Graph Data Points	3/04	6/04	9/04	12/04
THE PROVIDENCE SERVICE CORP.	$127.29	$134.21	$138.36	$149.86
NASDAQ HEALTH INDEX	126.99	133.65	117.41	141.66
RUSSELL 2000 INDEX	118.67	119.42	115.67	131.55

Performance Graph Data Points	3/05	6/05	9/05	12/05
THE PROVIDENCE SERVICE CORP.	$166.11	$177.36	$218.50	$205.64
NASDAQ HEALTH INDEX	154.07	167.61	177.75	191.13
RUSSELL 2000 INDEX	124.18	129.14	134.82	135.92

PROPOSAL 2 – APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN

The Company currently provides stock based compensation under the Company’s 1997 Stock Option and Incentive Plan (the “1997 Plan”) and 2003 Stock Option Plan (the “2003 Plan”) to employees, non-employee directors and consultants. As of April 5, 2006, there were no shares of Common Stock remaining available for future grants under the 1997 Plan and approximately 7,121 shares of Common Stock remaining available for future grants under the 2003 Plan. As of that date, there were an aggregate of 1,220,401 shares of Common Stock subject to outstanding options under the 2003 Plan and 1997 Plan.

The Board of Directors believes that the 1997 Plan and 2003 Plan have contributed significantly to the success of the Company by enabling the Company to attract and retain the services of employees, including executive officers, directors and consultants of exceptional ability. Because the success of the Company is largely dependent upon the judgment, interest and special efforts of these employees, directors, consultants and advisors, the Company endeavors to continue to provide stock based incentive awards to recruit, motivate and retain these individuals. Accordingly, on April 19, 2006, the Board of Directors adopted, subject to stockholder approval, The Providence Service Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”).

The 2006 Plan is intended to advance the interests of the Company and its stockholders by providing for the grant of stock-based and other incentive awards to enhance the Company’s ability to attract and retain employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and any entity in which the Company owns, directly or indirectly, 50% or more of the outstanding capital stock as determined by aggregate voting rights or other voting interests (“Affiliates”) and encourage such persons to take into account the long-term interests of the Company and its stockholders through ownership of Common Stock or securities with value tied to Common Stock. To achieve this purpose, the 2006 Plan allows the flexibility to grant or award stock options, stock appreciation rights (“SARs”), restricted stock, unrestricted stock, stock units including restricted stock units and performance awards to eligible persons.

The 2006 Plan would allow the Company to make awards to employees, directors, consultants, advisors and others who are in a position to make contributions to the Company and its Affiliates up to 800,000 shares of Common Stock. No awards have been made under the 2006 Plan. If the 2006 Plan is approved by the stockholders, no additional grants or awards will be made under the 2003 Plan in the future (no further options may be issued under the 1997 Plan), but the awards outstanding under the 1997 Plan and 2003 Plan will remain in effect in accordance with their terms.

In order to address potential stockholder concerns regarding the number of awards that may be granted under the 2006 Plan the Compensation Committee intends to grant in a given year for the next three fiscal years (commencing the fiscal year ending December 31, 2006), the Company’s prospective three-year average burn rate with respect to the Company’s equity awards will not exceed the greater of 4.5% of the Company’s shares of Common Stock outstanding or the industry mean at the end of the Company’s most recently completed fiscal year, based on a sampling of companies with whom the Company is included in the 4-digit Global Industry Classification Standards Code. This policy will apply only to shares of Common Stock issued under the 2006 Plan. The burn rate will be calculated as (i) the number of shares of Common Stock underlying options, SARs, and similar awards plus two times the number of shares of Common Stock underlying full value awards such as restricted stock (units), divided by (ii) the fiscal year end basic shares of Common Stock outstanding. SARs or full value shares settled in cash will not be included in the calculation of burn rate.

The summary of principal features of the 2006 Plan in this Proxy Statement is qualified in its entirety by the language in the 2006 Plan, which is attached as Appendix A to this Proxy Statement. Stockholders should read the 2006 Plan in its entirety.

Administration. The Compensation Committee will administer the 2006 Plan and have discretionary authority to operate, manage and administer the 2006 Plan in accordance with its terms. The Compensation Committee will determine participants who will be granted awards under the 2006 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee will be authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the 2006 Plan. In the case of any award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Administrator will exercise its discretion consistent with qualifying the award for that exception. The Compensation Committee will interpret the 2006 Plan and award agreements and will have authority to correct any defects, supply any omissions and reconcile any inconsistencies in the 2006 Plan and/or any award agreements. The Compensation Committee’s decisions and actions concerning the 2006 Plan will be final and conclusive. Within the limitations of the 2006 Plan and applicable law, the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other awards among such persons (other than officers of the Company) eligible to receive awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iv) the Compensation Committee (or a properly delegated member or members of such Committee) will have authorized the issuance of a specified number of shares of Common Stock under such awards and will have specified the consideration, if any, to be paid therefore; and (v) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. References to Administrator in this summary of the principal features of the 2006 Plan mean the Compensation Committee and persons delegated responsibilities under the 2006 Plan.

The Compensation Committee must be comprised of two or more members of the Board of Directors, each of whom satisfies independence criteria of the applicable listing standards of the Nasdaq National Market, is an “outside” director within the meaning of Section 162(m) of the Code and is a “non-employee director” within the meaning of Rule 166-3 promulgated under the Securities Exchange Act of 1934, as amended. Currently, the members of the Compensation Committee are Messrs. Steven I. Geringer, Hunter Hurst, III and Richard Singleton, each of whom is a director, but not an employee, of the Company.

Limits on Awards. The maximum number of shares of Common Stock that may be issued under the 2006 Plan may not exceed, in the aggregate 800,000 shares. Of the aggregate number of shares eligible for issuance under the 2006 Plan, the number of shares of Common Stock that may be issued pursuant to incentive stock options (“ISOs”) is 800,000. The shares of Common Stock that may be issued under the 2006 Plan will be either authorized and unissued shares or previously issued shares that have been reacquired and are held as treasury stock. The 2006 Plan provides that for purposes of determining the number of shares of Common Stock available for delivery under the 2006 Plan, (a) when a SAR is exercised, the full number of shares covered by the exercised portion of the SAR will be deducted from the shares available for delivery under the 2006 Plan, if the SAR is settled in shares and (b) any shares subject to an award or portion of an award that is terminated, surrendered or cancelled will be available for future awards under the 2006 Plan; however, shares used to pay the exercise price or required tax withholding for an award under the 2006 Plan will not be available for future awards under the 2006 Plan. To the extent consistent with Section 422 of the Code, the Company or a subsidiary acquires or combines with another company, any awards that may be granted under the 2006 Plan in substitution or exchange for outstanding stock options or other awards of the other company will not reduce the shares available for issuance under the 2006 Plan. Common Stock delivered by the Company under the 2006 Plan may be authorized but unissued Common Stock or previously issued Common Stock acquired by the Company. No fractional shares of Common Stock will be delivered under the 2006 Plan.

Participation. The Administrator may grant awards under the 2006 Plan to employees, directors, consultants and advisors of the Company and its Affiliates (“Participants”). However, only employees of the Company and its subsidiaries will be eligible to receive ISOs under the 2006 Plan.

Rules Applicable to Awards Granted Under the 2006 Plan. The Administrator will determine the terms of all awards, subject to the limitations provided under the 2006 Plan. All awards will be evidenced by an agreement approved by the Administrator. By accepting any award granted under the 2006 Plan, the Participant agrees to the terms of the award and the 2006 Plan. Notwithstanding any provision of the 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified under the 2006 Plan, as determined by the Administrator.

•	Term of the 2006 Plan. If the 2006 Plan is approved by the stockholders, the 2006 Plan will become effective as of the date of the Annual Meeting and will continue in effect until all shares of the Common Stock available under the 2006 Plan are delivered and all restrictions on those shares have lapsed, unless the 2006 Plan is terminated earlier by the Administrator. No awards may be made after May 25, 2016, but previously granted awards may continue beyond that date in accordance with their terms.

•	Transferability. ISOs and other awards under the 2006 Plan generally may not be sold or otherwise transferred except by will or the laws of descent and distribution or the designated beneficiary of a deceased Participant. During the Participant’s lifetime the Administrator may permit awards other than ISOs and any related SARs to be transferred. In no event may awards be transferred for consideration.

•	Dividend Equivalents. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Common Stock subject to an award.

•	Section 409A of the Code. Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. If any provision of the 2006 Plan or an award agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an award to be subject to the interest and penalties under Section 409A of the Code, such provision of the 2006 Plan or award will be modified to maintain, to the maximum extent possible, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Notwithstanding any provisions of the 2006 Plan or any award granted there under to the contrary, no acceleration may occur with respect to any award to the extent such acceleration would cause the 2006 Plan or an award granted there under to fail to comply with Section 409A of the Code. Additionally, notwithstanding any provisions of the 2006 Plan or an applicable award agreement to the contrary, no payment shall be made with respect to any award granted under the 2006 Plan to a “specified employee” (as such term is defined for purposes of Section 409A of the Code) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Section 409A of the Code.

Stock Options and SARs. A stock option is the right to purchase a specified number of shares of Common Stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2006 Plan. SARs may be granted under the 2006 Plan alone or together with specific stock options granted under the 2006 Plan. SARs are awards that, upon their exercise, give a Participant the right to receive from the Company an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of the Common Stock on the exercise date over the grant price of the SAR.

•	Duration of Options and SARs. The latest date on which an option or a SAR may be exercised will be the tenth anniversary of the date the option (fifth anniversary in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the option or SAR was granted.

•	Vesting. The Administrator shall fix the term during which each stock option or SAR may be exercised, but no stock option or SAR shall be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in the 2006 Plan or as expressly provided in an award agreement, one-third of each award of stock options or SARs will become exercisable upon one-year from the date of grant with the remaining portion of the award becoming exercisable in equal installments commencing on the second and third one year anniversaries of the date of grant. The Administrator may accelerate vesting of stock options and SARs.

•	Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by a payment required under the award.

•	Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each award requiring exercise shall be 100% (in the case of an ISO granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Common Stock subject to the award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

•	Payment of Exercise Price. The exercise price of any award granted under the 2006 Plan may be paid in cash, shares of the Company’s Common Stock that have been outstanding for a least six months and that have a fair market value equal to the exercise price or any other method that may be approved by the Administrator, such as a cashless broker-assisted exercise that complies with law.

Restricted Stock and Other Awards not Requiring Exercise. Restricted stock awards are shares of Common Stock that are awarded to a Participant subject to the satisfaction of the terms and conditions established by the Administrator. A recipient of restricted stock will have the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock, unless the Administrator provides otherwise in the grant.

•	Consideration. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines.

•	Vesting. Restricted stock will be granted subject to such restrictions on the full enjoyment of the shares as the Administrator specifies; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and will lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator specifies. The Administrator will fix the term during which each restricted stock award vests. Except as otherwise provided in the 2006 Plan or as expressly provided in an award agreement, each award of restricted stock that vests over time will vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each award of restricted stock that vests based on the satisfaction of certain performance criteria established by the Administrator will begin vesting after the first anniversary of the date of grant.

Events Affecting Outstanding Awards. Events affecting outstanding awards include termination of employment, change in control, termination of awards and change in and distributions with respect to Common Stock.

•

Termination of Employment. In general, the treatment of an award upon termination of a Participant’s employment will be determined by the Administrator at the time of grant and specified in the document by which the award is granted, subject to the authority of the Administrator under the 2006 Plan to modify or waive terms and conditions of the award. If the termination of employment is by reason of disability (as determined by the Administrator) or death subject to certain limitations of the 2006 Plan and/or the award agreement: (A) stock options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s employment ceased as a result of disability or the third anniversary of the date on which the Participant’s employment ceased as a result of death, and (y) the date on which the award would have terminated had the Participant remained an employee and (B) the Participant’s unvested restricted stock and restricted stock units will immediately vest and become free of restrictions. If vesting or exercisability of an award is conditioned upon satisfaction of performance criteria that have not been satisfied at the time the Participant’s employment terminates by reason of disability or death, the award will terminate unless the Administrator exercises its authority under the 2006 Plan to waive or modify the conditions of the award. If the termination of employment is for any reason other than disability or death of the Participant: (A) stock options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of employment will terminate immediately. Each such stock option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the

Participant’s employment ceased and (y) the date on which the Award would have terminated had the Participant remained an employee. The Company will have the right to reacquire the Participant’s unvested restricted stock at the lower of the Participant’s original purchase price, if any, for such Common Stock, and the fair market value of the Common Stock on the date of termination. If there was no purchase price, then the restricted stock will be forfeited. Restricted stock units will be forfeited.

•	Change in Control. Immediately prior to a change in control of the Company (as defined in the 2006 Plan), but subject to any contrary law or rule or provision of an award agreement that is in effect under the 2006 Plan prior to the change in control: (a) all outstanding stock options and SARs will become fully exercisable; (b) all restrictions applicable to outstanding restricted stock awards will lapse and (c) the delivery of shares of Common Stock deliverable under all outstanding awards of stock units will be accelerated, and the shares will be delivered. If vesting or exercisability of an award, or delivery of stock under an award, is conditioned upon satisfaction of performance criteria (as defined in the 2006 Plan) that have not been satisfied at the time of the change in control, except as otherwise provided upon grant of the award, vesting, exercisability and delivery of Common Stock will not be accelerated by the change in control unless the Administrator exercises its authority under the 2006 Plan to modify or waive terms and conditions of the award. The Administrator may also provide that any options or other awards cannot be exercised after or will be terminated after a change in control transaction. However, depending on the nature of the change in control transaction, payment of certain awards may be delayed to comply with Section 409A of the Code. If the change in control is one in which holders of Common Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all awards, equal in the case of each affected award to the excess, if any, of (i) the fair market value of one share of Common Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Common Stock subject to the award, over (ii) the aggregate exercise price, if any, under the award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Common Stock) and other terms, and subject to such conditions, as the Administrator determines.

•	Termination of Awards. Unless otherwise provided by the Administrator, each outstanding award other than restricted stock will terminate upon consummation of a covered transaction (as defined in the 2006 Plan).

•	Change in and Distributions with Respect to Stock. In the event of any corporate event or transaction, such as a stock dividend, stock split, recapitalization or other change in the Company’s capital structure, the Administrator will adjust the number and kind of securities that can be delivered under the 2006 Plan. In the event of distributions other than those described above, the Administrator, in its discretion may make adjustments under the 2006 Plan to avoid distortion in the operation of the 2006 Plan and preserve the value of awards.

Amendment and Termination. The Administrator at any time or times may amend the 2006 Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an award so as to affect adversely the Participant’s right under the award, unless the Administrator expressly reserved the right to do so at the time of the award. Any amendment to the 2006 Plan is conditioned upon stockholder approval only to the extent, if any, such approval is required by law or the applicable listing requirements of the NASDAQ National Market, as determined by the Administrator.

Awards to be Made Under the 2006 Plan

The Board of Directors approved the 2006 Plan in April 2006, subject to stockholder approval. To date, no awards have been made under the 2006 Plan. No determinations have been made with respect to the type or number of awards to be made under the 2006 Plan. It is not possible at present to specify the benefits that will be received under the 2006 Plan by any individual or that would have been received by or allocated to an individual for the last completed fiscal year had the 2006 Plan been in effect.

On April 18, 2006, the last sale price of the Common Stock was $32.61 per share as reported on the Nasdaq National Market.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE 2006 LONG-TERM INCENTIVE PLAN

THE FOLLOWING INFORMATION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE 2006 PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE INTERNAL REVENUE CODE, AND THE REGULATIONS ADOPTED PURSUANT THERETO. THE PROVISIONS OF THE INTERNAL REVENUE CODE DESCRIBED IN THIS SECTION INCLUDE CURRENT TAX LAW ONLY AND DO NOT REFLECT ANY PROPOSALS TO REVISE CURRENT TAX LAW. AN OPTIONEE WHO ACQUIRES SHARES OF COMMON STOCK UNDER THE 2006 PLAN SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER INDIVIDUAL TAX POSITION AND THE EFFECT OF ANY LEGISLATIVE REVISIONS ON SUCH POSITION.

OPTIONEES SUBJECT TO TAXES IMPOSED BY STATE, LOCAL AND OTHER TAXING AUTHORITIES, INCLUDING FOREIGN GOVERNMENTS, SHOULD CONSULT WITH THEIR OWN ATTORNEYS OR TAX ADVISORS REGARDING THE TAX CONSEQUENCES THEREUNDER.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO PERSONS SUBJECT TO POTENTIAL LIABILITY UNDER SECTION 16(b) OF THE EXCHANGE ACT AND THE RULES THEREUNDER MAY BE DIFFERENT THAN THE U.S. FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO PERSONS WHO ARE NOT SUBJECT TO SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934. PERSONS SUBJECT TO SECTION 16(b) SHOULD CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC INFORMATION.

Generally, under existing federal tax law, the Company will be entitled to federal income tax deductions with respect to non-qualified stock options, stock appreciation rights, deferred stock units, and restricted stock awarded under the 2006 Plan, at or following the time that taxable income is realized by a participant with respect to such Awards. Generally, income will be realized by a participant upon the exercise of non-qualified stock options and at the time cash or stock is delivered to a participant in the 2006 Plan in respect of the other types of Awards, except that, in the case of restricted stock, income will be realized at the time the stock is no longer subject to substantial risk of forfeiture.

Generally, a participant that is granted an incentive stock option will not realize taxable income by reason of the grant or the exercise of an incentive stock option, although the exercise of an incentive stock option may subject the optionee to the alternative minimum tax. If an optionee exercises an incentive stock option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition will be long-term or short-term capital gain and any loss will be long-term or short-term capital loss. It is possible, however, for the Company to receive a deduction with respect to an incentive stock option if the participant disposes of the stock before satisfying the applicable holding period rules. As described in greater detail below, no deduction is allowed to the Company for nonperformance-based compensation Awards in excess of Section 162(m) limits that is paid to certain executive officers named in the Company’s proxy statement for the fiscal year the deduction would otherwise have been available.

Limitation on the Company’s Deduction

Section 162(m) of the Internal Revenue Code will generally limit the Company’s federal income tax deduction for compensation paid in any year to its Chief Executive Officer and its four highest paid executive officers to $1,000,000, to the extent that such compensation is not “performance based.” Under Treasury regulations, a stock option will, in general, qualify as “performance based” compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which stock options may be granted to an employee during a specified period, which plan is approved by a majority of the stockholders entitled to vote thereon, and (iii) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option to an executive referred to above is not “performance based”, the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive’s aggregate non-performance based compensation paid in the relevant year exceeds $1,000,000. The maximum number of shares of Common Stock for which stock options may be granted to any person in any fiscal year and the maximum number of shares of Common Stock subject to SARs granted to any person in any fiscal year will each be 800,000. The maximum number of shares subject to other awards granted to any person in any fiscal year will be 800,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m). Performance awards that are intended to qualify as performance-based for purposes of Section 162(m) of the Internal Revenue Code other than a stock option or SAR, will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

The Board of Directors recommends that you vote “FOR” approval of Proposal 2.

EQUITY COMPENSATION PLANS

The following table details information regarding the Company’s existing equity compensation plans as of December 31, 2005:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	1,332,619	$21.56	2,246
Equity compensation plans not approved by security holders	—	—	—
Total	1,332,619	$21.56	2,246

(1)	At December 31, 2005, under the 2003 Stock Option Plan there were options currently exercisable to purchase 1,252,648 shares of Common Stock and 2,246 shares of Common Stock eligible for future option grant and under the 1997 Stock Option and Incentive Plan there were options currently exercisable to purchase 79,971 shares of Common Stock. All outstanding options under the 2003 Stock Option Plan are exercisable. All outstanding options under the 1997 Stock Option and Incentive Plan are exercisable and no additional stock options may be granted under such plan.

(2)	Does not include the shares that will be eligible for issuance under the 2006 Plan if approved by stockholders at the Annual Meeting.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed McGladrey & Pullen, LLP (“M&P”) as the Company’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending December 31, 2006. Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of the appointment of independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit Committee’s appointment. If the stockholders do not ratify the appointment of M&P, the selection of independent registered public accounting firms may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage M&P. Notwithstanding the ratification of M&P and the Company’s independent registered public accounting firm for the year ending December 31, 2006, the Audit Committee retains the right to replace M&P at any time without stockholder approval. The Company has been advised that representatives of M&P will be present at the Annual Meeting with the opportunity to make a statement if the representatives desire to do so. It is expected that the representatives will be available to respond to appropriate questions.

The Board of Directors recommends that you vote “FOR” approval of Proposal 3.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company’s independent public accountant for the fiscal year ended December 31, 2005, was the firm of M&P. The Audit Committee of the Board of Directors has appointed M&P as the Company’s independent auditor for 2006.

Independent Auditor Fee Information

Fees for professional services provided by M&P, the Company’s independent registered public accounting firm, for the fiscal year ended December 31, 2005 and 2004 in each of the following categories were:

	Fiscal Year Ended December 31,
	2005	2004
Audit fees	$760,000	$565,000
Audit related fees	$1,000	$6,000
Tax fees	$—	$—
All other fees	$—	$—

Total	$761,000	$571,000

Audit Fees. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), the audit of the Company’s internal control over financial reporting, and other procedures normally required by the independent auditor in order to be able to form an opinion on the Company’s consolidated financial statements. Other procedures included consultations relating to the audit or quarterly reviews, and services performed by M&P in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings, such as comfort letters provided to the Company’s underwriters.

Audit Related Fees. Audit related fees consisted of amounts incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. Audit related services included due diligence related to mergers and acquisitions, and accounting consultations and audits in connection with acquisitions.

Tax Fees. No tax fees were incurred during the periods presented.

All Other Fees. No other fees were incurred during the periods presented.

The Audit Committee has considered and determined that the services provided by M&P are compatible with M&P maintaining its independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee pre-approved all audit services provided to the Company by M&P in fiscal year 2005. No non-audit services were provided by M&P in fiscal year 2005.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Pursuant to the proxy rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted within and outside of the Rule 14a-8 process for consideration at the Company’s Annual Meeting to be held in 2007 (the “2007 Annual Meeting”) will be December 26, 2006. As to all such matters which the Company does not have notice on or prior to December 26, 2006, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2007 Annual Meeting to vote on such proposal.

A stockholder proposal for the 2007 Annual Meeting must be submitted to the Company at its principal executive offices located at 5524 East Fourth Street, Tucson, Arizona 85711 by December 26, 2006 to receive consideration for inclusion in the Company’s proxy materials relating to the 2007 Annual Meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8 and applicable requirements set forth in the Company’s Bylaws.

OTHER MATTERS

The Company is not presently aware of any matters (other than procedural matters) that will be brought before the Annual Meeting which are not reflected in the attached Notice of the Annual Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters which the Company did not receive notice by December 22, 2005 were to be presented at the Annual Meeting; (ii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iii) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended; (iv) the approval of the minutes of the prior meeting if such approval does not amount to ratification of the action taken at that meeting; and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

ADDITIONAL INFORMATION

A copy of the Company’s 2005 Annual Report to Stockholders is being mailed to each stockholder with this Proxy Statement, which includes a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC. The Annual Report to Stockholders is not a part of the proxy solicitation materials.

The Company files reports and other information with the SEC. Copies of these documents may be obtained at the SEC’s public reference room in Washington, D.C. The Company’s SEC filings are also available on the SEC’s web site at http://www.sec.gov. Stockholders may also request additional copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, without charge except for exhibits to the report, by writing the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711.

HOUSEHOLDING

In order to reduce printing costs and postage fees, the Company has adopted the process called “householding” for mailing its annual report and proxy statement to “street name holders,” which refers to shareholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Company’s annual report and proxy statement, unless the Company receives contrary instructions from a street name holder at that address. The Company will continue to mail a proxy card to each shareholder of record.

If you prefer to receive multiple copies of the Company’s proxy statement and annual report at the same address, you may obtain additional copies by writing to the Company’s Corporate Secretary at 5524 East Fourth Street, Tucson, Arizona 85711 or by calling (520) 747-6600. Eligible shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

On behalf of the Board of Directors

/s/ Fletcher Jay McCusker
Fletcher Jay McCusker
Chairman of the Board and Chief Executive Officer

April 24, 2006

Tucson, Arizona

APPENDIX A

THE PROVIDENCE SERVICE CORPORATION

2006 LONG-TERM INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the 2006 Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The 2006 Plan has been established to advance the interests of the Company and its stockholders by providing for the grant to Participants of Stock-based and other incentive Awards to (i) enhance the Company’s ability to attract and retain Employees, directors, consultants, advisors and others who are in a position to make contributions to the success of the Company and its Affiliates and (ii) encourage Participants to take into account the long-term interests of the Company and its stockholders through ownership of shares of Stock.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the 2006 Plan, to interpret the 2006 Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the 2006 Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the 2006 Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE 2006 PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be issued under the 2006 Plan shall not exceed, in the aggregate, 800,000 shares of which all shares may be issued under the 2006 Plan pursuant to ISOs. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or results in any Common Stock not being issued, or if any shares of Common Stock subject to an Award are repurchased by the Company pursuant to the provisions of Section 7(a)(2)(B) of this 2006 Plan, the shares of Common Stock covered by such Award that are repurchased or not paid out shall again be available for the grant of Awards under the 2006 Plan. With respect to the issuance of SARs that may be settled in stock, the number of shares available for Awards under the 2006 Plan will be reduced by the total number of SARs granted. SARs that may be settled in cash only will not reduce the number of shares available for award under the 2006 Plan. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the 2006 Plan.

(b) Type of Shares. Stock delivered by the Company under the 2006 Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the 2006 Plan.

(c) Section 162(m) Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year will each be 800,000. The maximum number of shares subject to other Awards granted to any person in any fiscal year will be 800,000 shares. The foregoing provisions will be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors, consultants and advisors to the Company or its Affiliates and others who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the 2006 Plan. Notwithstanding any provision of this 2006 Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of 2006 Plan. No Awards may be made after May 25, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor other Awards may be transferred other than by will or by the laws of descent and distribution (other than transfers to the Company pursuant to Section 7(a)(2)(B)), and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides), other non-transferable Awards requiring exercise may be exercised only by the Participant.

(4) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

(5) Rights Limited. Nothing in the 2006 Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the 2006 Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(6) Section 162(m). This Section 6(a)(6) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(6) applies, the 2006 Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for the performance-based compensation exception under Section 162(m). With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(6) applies may be granted after the first meeting of the stockholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(7) Section 409A of the Code.

(i) Awards under the 2006 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

(ii) If any provision of the 2006 Plan or an Award agreement contravenes any regulations or Treasury guidance promulgated under Code Section 409A or could cause an Award to be subject to the interest and penalties under Code Section 409A, such provision of the 2006 Plan or Award shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Code Section 409A. Moreover, any discretionary authority that the Administrator may have pursuant to the 2006 Plan shall not be applicable to an Award that is subject to Code Section 409A to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

(iii) Notwithstanding any provisions of this 2006 Plan or any Award granted hereunder to the contrary, no acceleration shall occur with respect to any Award to the extent such acceleration would cause the 2006 Plan or an Award granted hereunder to fail to comply with Code Section 409A.

(iv) Notwithstanding any provisions of this 2006 Plan or any applicable Award agreement to the contrary, no payment shall be made with respect to any Award granted under this 2006 Plan to a “specified employee” (as such term is defined for purposes of Code Section 409A) prior to the six-month anniversary of the employee’s separation of service to the extent such six-month delay in payment is required to comply with Code Section 409A.

(b) Stock Options and SARs

(1) Duration of Options and SARs. The latest date on which an Option or a SAR may be exercised will be the tenth anniversary of the date the Option (fifth anniversary in the case of an ISO granted to a ten percent shareholder within the meaning of Section 422(b)(6) of the Code) or SAR was granted, or such earlier date as may have been specified by the Administrator at the time the Option or SAR was granted.

(2) Vesting. The Administrator shall fix the term during which each Stock Option or SAR may be exercised, but no Stock Option or SAR shall be exercisable after the tenth anniversary of its date of grant. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, one-third of each Award of Director Stock Option or Stock Option or SAR shall become exercisable upon one-year from the date of grant with the remaining portion of the Award becoming exercisable in equal installments commencing on the second and third one-year anniversaries of the date of grant.

Notwithstanding any other provision of the 2006 Plan, the Committee may determine with respect to an Award that the date on which any outstanding Stock Option or SAR or any portion thereof is exercisable shall be advanced to an earlier date or dates designated by the Administrator in accordance with such terms and subject to such conditions, if any, as the Administrator shall specify.

(3) Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(4) Exercise Price. The exercise price (or in the case of a SAR, the base price above which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

(5) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Restricted Stock and Other Awards Not Requiring Exercise

(1) Consideration in General. In general, Awards that do not require exercise may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any purchase price payable by a Participant to the Company for Stock under an Award not requiring exercise shall be paid in cash or check acceptable to the Administrator, through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the purchase price, if and to the extent permitted by the Administrator, by delivery to the Company of a promissory note of the Participant, payable on such terms as are specified by the Administrator, or by any combination of the foregoing permissible forms of payment.

(2) Vesting. Restricted Stock shall be granted subject to such restrictions on the full enjoyment of the shares as the Administrator shall specify; which restrictions may be based on the passage of time, satisfaction of performance criteria, or the occurrence of one or more events; and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Administrator shall specify. The Administrator shall fix the term during which each Award of Restricted Stock vests. Except as otherwise provided in Section 7(b) or as expressly provided in an Award agreement, each Award of Restricted Stock that vests over time shall vest in three equal installments on the first, second and third one-year anniversaries of the date of grant and each Award of Restricted Stock that vests based on the satisfaction of certain performance criteria established by the Administrator shall begin vesting after the first anniversary of the date of grant.

7.	EVENTS AFFECTING OUTSTANDING AWARDS

(a) Termination of Employment. In general, the treatment of an Award upon termination of a Participant’s Employment will be determined by the Administrator at the time of grant and specified in the document or documents by which the Award is granted, subject to the authority of the Administrator under Section 3 of the 2006 Plan to modify or waive terms and conditions of the Award. Except as otherwise so determined by the Administrator or otherwise explicitly provided herein, the following will apply in the event of termination of a Participant’s Employment:

(1) Disability or Death. If the termination of Employment is by reason of Disability (as determined by the Administrator) or death:

(A) Except as provided in subparagraph 7(a)(1)(C) below, or in an Award Agreement, Stock Options and SARs held by the Participant or any permitted transferees of the Participant will immediately become exercisable in full and will remain exercisable until the earlier of (x) the first anniversary of the date on which the Participant’s Employment ceased as a result of Disability or the third anniversary of the date on which the Participant’s Employment ceased as a result of death, and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) Except as provided in subparagraph 7(a)(1)(C) below, the Participant’s unvested Restricted Stock and Restricted Stock Units will immediately vest and become free of restrictions.

(C) If vesting or exercisability of an Award is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time the Participant’s Employment terminates, the Award will terminate unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award.

(2) Other Termination of Employment. If termination of Employment is for any reason other than disability (as determined by the Administrator) or death of the Participant:

(A) Stock Options and SARs held by the Participant or the Participant’s permitted transferees that were not exercisable immediately prior to cessation of Employment will terminate immediately. Each such Stock Option and SAR that were so exercisable will remain exercisable until the earlier of (x) the date which is three months after the date on which the Participant’s Employment ceased and (y) the date on which the Award would have terminated had the Participant remained an Employee.

(B) The Company will have the right to reacquire the Participant’s unvested Restricted Stock at the lower of the Participant’s original purchase price, if any, for such Stock, and the fair market value of the Stock on the date of termination. If there was no purchase price, then the Restricted Stock will be forfeited. Restricted Stock Units will be forfeited.

(b) Change in Control. In the event of a Change in Control:

(1) Acceleration of Awards. Except as otherwise provided below: (i) Stock Options and SARs held by the Participant or the Participant’s permitted transferees will immediately become exercisable in full, (ii) the Participant’s unvested Restricted Stock will immediately vest and become free of restrictions, and (iii) the delivery of shares of Stock deliverable under each outstanding Award of Stock Units will be accelerated, and such shares will be delivered.

(2) Performance Criteria. If vesting or exercisability of an Award, or delivery of Stock under an Award, is conditioned upon satisfaction of Performance Criteria that have not been satisfied at the time of the Change in Control, except as otherwise provided upon grant of the Award, vesting, exercisability and delivery of Stock will not be accelerated by the Change in Control unless the Administrator exercises its authority under Section 3 to waive or modify the conditions of the Award. Any share of Stock delivered as a result of such a waiver or modification may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect the Performance Criteria to which the Award was subject. In the case of Restricted Stock the vesting of which is conditioned upon satisfaction of Performance Criteria, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Change in Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the 2006 Plan.

(3) Cash-Out of Awards. If the Change in Control is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (i) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (ii) the aggregate exercise price, if any, under the Award (or in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(4) Compliance with Section 409A of the Code. In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Administrator.

(c) Termination of Awards. Unless otherwise provided by the Administrator, each Award other than Restricted Stock (which, unless subject to Performance Criteria which have not been satisfied, will be treated in the same manner as other shares of Stock) will terminate upon consummation of a Covered Transaction, provided that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Stock Option or SAR, other than an Award that is cashed out, will be so terminated prior to the Participant’s having been given adequate opportunity, as determined by the Administrator, to exercise Awards that are exercisable or become exercisable as a result of the Change in Control.

(d) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the 2006 Plan, to the maximum share limits described in Section 4(c), and to the maximum share limits described in Section 6(c)(2) and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(d)(1) above to take into account distributions to stockholders other than those provided for in Section 7(d)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2006 Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, for the performance-based compensation rules of Section 162(m), where applicable, and for the deferred compensation rules of Section 409A of the Code.

(3) Continuing Application of 2006 Plan Terms. References in the 2006 Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the 2006 Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the 2006 Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the 2006 Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the 2006 Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. The Administrator may not, without stockholder approval, (i) materially increase the number of securities which may be issued under the 2006 Plan or (ii) materially modify the requirements for participation under the 2006 Plan.

9.	OTHER COMPENSATION ARRANGEMENTS

The existence of the 2006 Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the 2006 Plan.

10.	WAIVER OF JURY TRIAL

By accepting an Award under the 2006 Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the 2006 Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the 2006 Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

11.	MISCELLANEOUS

(a) No Shareholder Rights. Except as otherwise provided here, the holder of a 2006 Plan Award shall have no rights as a Company shareholder with respect thereto unless, and until the date as of which, shares of Stock are issued upon exercise or payment in respect of such award.

(b) Transferability. Except as the Administrator shall otherwise determine in connection with determining the terms of Awards to be granted or shall thereafter permit, no Award or any rights or interests therein of the recipient thereof shall be assignable or transferable by such recipient except upon death to his or her Designated Beneficiary or by will or the laws of descent and distribution, and, except as aforesaid, during the lifetime of the recipient, an Award shall be exercisable only by, or payable only to such recipient or his or her guardian or legal representative. In no event shall an Award be transferable for consideration.

(c) Award Agreements. All Stock Options, SARs, Restricted Shares and Awards granted under the 2006 Plan shall be evidenced by agreements in such form and containing and/or incorporating such terms and conditions (not inconsistent with the 2006 Plan and applicable domestic and foreign law), in addition to those provided for herein, as the Administrator shall approve. More than one type of Award may be covered by the same agreement.

(d) Securities Restrictions. No shares of Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Administrator, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Act and the applicable requirements of the exchanges on which the Company’s Stock may, at the time, be listed. The Administrator and the Company shall have the right to condition any issuance of shares of Stock made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Administrator and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

(e) Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such cash awards. In the case of Awards to be distributed in Stock, the Company shall have the right to require, as a condition of such distribution, that the Participant or other person receiving such Stock either (i) pay to the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold with respect to such Stock or (ii) make such other arrangements as the Company may authorize from time to time to provide for such withholding including without limitation having the number of the units of the award cancelled or the number of the shares of Stock to be distributed reduced by an amount with a value equal to the value of such taxes required to be withheld.

(f) No Employment Right. No employee or director of the Company, nor any Affiliate of the Company, shall have any claim or right to be granted an Award under this 2006 Plan. Neither this 2006 Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or Affiliate thereof or any director any right to continue as a director of the Company or Affiliate. All Company and Affiliate employees who have or may receive Awards under this 2006 Plan are employed, except to the extent provided by law, at the will of the Company or such Affiliate and in accord with all statutory provisions.

(g) Stock to be Used. Distributions of shares of Stock upon exercise, in payment or in respect of Awards made under this 2006 Plan may be made either from shares of authorized but unissued Stock reserved for such purpose by the Board or from shares of authorized and issued Stock reacquired by the Company and held in its treasury, as from time to time determined by the Committee, the Board, or pursuant to delegations of authority from either. The obligation of the Company to make delivery of Awards in cash or Stock shall be subject to currency or other restrictions imposed by any government.

(h) Expenses of the 2006 Plan. The costs and expenses of administering this 2006 Plan shall be borne by the Company and not charged to any Award or to any employee, director or Participant receiving an Award. However, the Company may charge the cost of any Awards that are made to employees of participating subsidiaries, including administrative costs and expenses related thereto, to the respective participating subsidiaries by which such persons are employed.

(i) 2006 Plan Unfunded. This 2006 Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this 2006 Plan and payment of awards shall be subordinate to the claims of the Company’s general creditors.

(j) Governing Law. This 2006 Plan shall be governed by the laws of the State of Delaware and shall be construed for all purposes in accordance with the laws of said State except as may be required by NASDAQ or other applicable exchange requirement or by applicable federal law.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2006 Plan”: The Providence Service Corporation 2006 Long-Term Incentive Plan as from time to time amended and in effect.

“Administrator”: The Compensation Committee, provided that the Committee shall consist of two or more directors, all of whom are both “outside directors” within the meaning of Section 162(m) and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and provided further, that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the 2006 Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i)	Stock Options.

(ii)	SARs.

(iii)	Restricted Stock.

(iv)	Unrestricted Stock.

(v)	Stock Units, including Restricted Stock Units.

(vi)	Performance Awards.

“Board”: The Board of Directors of the Company.

“Change in Control”: An event or events, in which:

(A) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(B) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” (with the method of determining “beneficial ownership” used in clause (A) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C) during any period of two consecutive years (not including any period prior to the execution of the 2006 Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Providence Service Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability” shall mean permanent and total disability of an employee or director participating in the 2006 Plan as determined by the Administrator in accordance with uniform principles consistently applied, upon the basis of such evidence as the Administrator deems necessary and desirable. Notwithstanding the foregoing, with respect to an Award that is subject to Code Section 409A, no condition shall constitute a “Disability” for purposes of the 2006 Plan unless such condition also constitutes a disability as defined under Section 409A.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers

Employment to the Company or its remaining Affiliates or the Administrator expressly determines otherwise.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the 2006 Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Participant”: A person who is granted an Award under the 2006 Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement” shall mean:

(a) in the case of an employee Participant, separating from service with the Company or an affiliate, on or after a customary retirement age for the Participant’s location, with the right to begin receiving immediate pension benefits under the Company’s pension plan or under another pension plan sponsored or otherwise maintained by the Company or an affiliate for its employees, in either case as then in effect or, in the absence of such pension plan being applicable to any Participant, as determined by the Committee in its sole discretion; and

(b) in the case of an Eligible Director, (i) resigning from serving as a director, failing to stand for re-election as a director or failing to be re-elected as a director after at least six (6) full years of service as a director of the Company. More than six (6) months’ service during any twelve (12) month period after a director’s first election by the shareholders to the Board shall be considered as a full year’s service for this purpose.

“Section 162(m)”: Section 162(m) of the Code.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value or cash) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Stock”: Common Stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock that is not subject to any restrictions under the terms of the Award.

APPENDIX B

THE PROVIDENCE SERVICE CORPORATION

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

This Nominating and Governance Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of The Providence Service Corporation (the “Company”).

I.	Purpose

The Nominating and Governance Committee (the “Committee”) of the Board is responsible for developing and recommending to the Board a set of corporate governance policies for the Company, establishing criteria for selecting new directors, and identifying, screening and recruiting new directors. The Committee will also select nominees for directors and recommend directors for committee membership to the Board.

II.	Composition

The Committee shall be comprised of three or more members, all of whom must qualify as independent directors (“Independent Directors”) under the listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”).

Notwithstanding this independence requirement, if the Committee is comprised of at least three members, one director, who is not independent as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. (“NASD”), and is not a current officer or employee or a Family Member of such person, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the committee is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual meeting proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination. A member appointed under this exception may not serve longer than two years.

The Committee members shall be appointed by the Board. The Board shall appoint one member of the Committee as chairperson. If the Board fails to elect a chairperson, the Committee members shall elect a chairperson from their members. The chairperson shall be responsible for leadership of the Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. If the Committee chairperson is not present at a meeting, the remaining members of the Committee may designate an acting chairperson.

The members shall serve for a term of one year or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by majority vote of the full Board. The Board shall have the authority to fill vacancies or add additional members to the Committee.

A member shall promptly notify the Committee and the Board if the member is no longer an Independent Director and such member shall be removed from the Committee unless the Board determines that an exception to the Independent Director requirement is available under the Nasdaq rules with respect to such member’s continued membership on the Committee.

III.	Meetings and Procedures

•	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

•	The Committee shall meet at least annually and more frequently as circumstances require.

•	The chairperson of the Committee or a majority of the members of the Committee may call special meetings of the Committee.

•	The chairperson, in consultation with other members of the Committee, shall set the length of each meeting and the agenda of items to be addressed at each meeting and shall circulate the agenda to each member of the Committee in advance of each meeting.

•	A majority of the members of the Committee shall constitute a quorum.

•	The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.

•	The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee and/or provide such pertinent information as the Committee requests, except that no director of the Company shall participate in discussions or attend any portion of a meeting of the Committee at which that director’s nomination or committee selection is being discussed.

•	Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.

•	The Committee shall keep written minutes of its meetings, which minutes shall be maintained by the Company with the books and records of the Company. The chairperson may designate an officer or employee of the Company to serve as secretary to the Committee.

IV.	Responsibilities and Duties of the Nominating and Governance Committee

The Nominating and Governance Committee has the following duties and responsibilities:

Selection of Director Nominees and Committee Membership

•	Determine what types of backgrounds are needed to help strengthen and balance the Board and establish criteria for selecting new directors.

•	Conduct background and qualifications checks of persons it wishes to recommend to the Board as candidates or to fill vacancies.

•	Conduct director evaluations prior to re-nomination of directors for election.

•	Select the slate of nominees of directors to be proposed for election by the stockholders and recommend to the Board individuals to be considered by the Board to fill vacancies. Approvals should follow a review by the Committee of the performance and contribution of fellow directors as well as the qualifications of proposed new directors.

•	Recommend to the Board those directors to be selected for membership on the various Board committees. Recommendations should consider the qualifications for membership on each committee, whether the candidate will be able to devote the requisite time to the Committee, the extent to which there should be a policy of periodic rotation of directors among the committees, and any limitations on the number of consecutive years a director should serve on any one Board committee.

•	Determine director and committee member/chair compensation for those directors who are not also salaried officers of the Company.

Develop and Implement Policies Regarding Corporate Governance Matters

•	Recommend to the Board policies to enhance the Board’s effectiveness, including with respect to the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings.

•	Develop and review periodically, and at least annually, the corporate governance policies of the Company to ensure that they are appropriate for the Company and that policies of the Company comply with applicable laws, regulations and listing standards, and recommend any desirable changes to the Board.

•	Create, maintain and recommend to the Board for adoption a Code of Ethics for directors, officers and employees.

•	Appoint an Ethics Officer to establish and maintain compliance with the Company’s Code of Ethics and obtain an annual report of the Ethics Officer.

•	Consider any other corporate governance issues that arise from time to time, and recommend appropriate actions to the Board.

•	Assist management in the review of director and officer liability insurance requirements and the alternative methods available for satisfying them.

Evaluation of the Board and Management

•	Oversee performance evaluations for the Board as a whole, the directors and management.

•	Maintain an orientation program for new directors and continuing education programs for directors.

Succession Planning and Other Matters

•	Make recommendations to the Board with respect to potential successors for key management positions.

•	Obtain advice and assistance from internal or external legal, accounting or other advisors as required for the performance of its duties.

•	Review and evaluate the Committee’s performance annually with respect to its evaluation of its performance.

•	Review and reassess the adequacy of this Charter on an annual basis and recommend to the Board any appropriate changes.

•	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

V.	Investigations and Studies; Outside Advisors

•	The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, such experts and other professionals as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company.

THE PROVIDENCE SERVICE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS - May 25, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE PROVIDENCE SERVICE CORPORATION

The undersigned, a stockholder of The Providence Service Corporation (the “Company”), hereby constitutes and appoints Michael N. Deitch and Katherine Blute, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders to be held on May 25, 2006 (the “Annual Meeting”), and any adjournments or postponements thereof, and to vote and represent all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR, “FOR” THE APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

THE PROVIDENCE SERVICE CORPORATION 5524 E. Fourth Street Tucson, AZ 85711	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by The Providence Service Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Providence Service Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PRVSV1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PROVIDENCE SERVICE CORPORATION

1.       To elect two Class 3 directors to each serve for a three year term until the 2009 annual meeting of stockholders and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement.

	For Withhold For All All All Except	To withhold authority to vote for a nominee, mark “FOR ALL EXCEPT” and write the nominee’s number on the line below.

☐ ☐ ☐

Nominees: 01) Fletcher Jay McCusker and
02)Kristi L. Meints

		For	Against	Abstain

2. To approve the 2006 Long-Term Incentive Plan, as more fully described in the accompanying Proxy Statement.		☐	☐	☐

3.       To ratify the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, as more fully described in the accompanying proxy statement.

		☐	☐	☐

4. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

The undersigned hereby acknowledges receipt of the Company’s Annual Report to Stockholders, Notice of the Company’s 2006 Annual Meeting of Stockholders and the Proxy Statement relating thereto.

IMPORTANT: Please sign name exactly as it appears on the certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners must sign. Please date this proxy.

Please sign, date and return promptly in the enclosed envelope, which requires no postage if mailed in the United States.

SIGNATURE [PLEASE SIGN WITHIN BOX]	Date	SIGNATURE (JOINT OWNERS)	Date